EXHIBIT 5.2

Chrysler East Building
666 Third Avenue, 20th floor New York, NY 10017

August 18, 2026

Southern Cross Acquisition II Corp.

1412 Broadway

21st Floor Suite 21V

New York, NY 10018

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Southern Cross Acquisition II Corp., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-1 (including all amendments, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering by the Company (the “Offering”) pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and D. Boral Capital LLC, the representative (the “Representative”) of the underwriters named therein (the “Underwriters”), of: (i) 7,500,000 units (the “Units”), with each Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one redeemable warrant (collectively, the “Warrants”), with each whole Warrant entitling its holder to purchase one Ordinary Share, and one right to receive one-fourth of one Ordinary Share (collectively, the “Rights”); (ii) up to 1,125,000 Units (the “Over-Allotment Units”) for which the Underwriters have been granted an over-allotment option by the Company; (iii) all Ordinary Shares, Warrants and Rights issued as part of the Units and Over-Allotment Units; (iv) all Ordinary Shares issuable upon the conversion of the Rights included in the Units and Over-Allotment Units; (v) all Ordinary Shares issuable upon the exercise of the Warrants included in the Units and Over-Allotment Units; and (vi) up to 172,500 Ordinary Shares to be issued to the Representative or its designees as underwriter’s compensation at the closing of the Offering.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of facts material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. We express no opinion to the extent that, notwithstanding the current reservation of Ordinary Shares, future issuances of securities of the Company, including the Ordinary Shares, and/or adjustments to outstanding securities of the Company, including the Warrants and the Rights underlying the Units, may cause the number of Ordinary Shares underlying the Units, including the Ordinary Shares issuable upon the exercise of the Warrants and the conversion of the Rights underlying the Units, to exceed the number that remain authorized but unissued.

1

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, and we do not purport to pass on any matter governed by the laws of the Cayman Islands. We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the warrant agreement (the “Warrant Agreement”) and the rights agreement (the “Rights Agreement”) to be entered into by the Company and VStock Transfer, LLC, as warrants agent and rights agent, respectively, forms of which will be filed as exhibits to the Registration Statement.

Based upon the foregoing, we are of the opinion that:

When the Registration Statement becomes effective under the Act, and when the Units, the Over-allotment Units, the Warrants and the Rights (including the Warrants and the Rights issuable in connection with the Over-Allotment Units) are duly issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, the Units, the Overallotment Units, the Warrants and the Rights will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. securities counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Robinson & Cole LLP

Robinson & Cole LLP

2